Exhibit (h)(1)(xiv)

AMENDMENT NO. 12

TO THE

MUTUAL FUNDS SERVICE AGREEMENT

AMENDMENT NO. 12 to the Mutual Funds Service Agreement dated as of [June XX, 2010], between EQ Advisors Trust, a Delaware statutory trust (“Trust”) and AXA Equitable Life Insurance Company (“AXA Equitable”), a New York stock life insurance company (“AXA Equitable” or “Administrator”) (“Amendment No. 12”).

The Trust and AXA Equitable agree to modify and amend the Mutual Funds Service Agreement, dated as of May 1, 2000, as amended by previous Amendment Nos. 1 through 11 (“Agreement”), as follows:

1.	New Portfolios. ATM Core Bond Portfolio and ATM Intermediate Government Bond Portfolio are hereby added to the Agreement on the terms and conditions contained in the Agreement.

2.	Removed Portfolios. All references to the Crossings Aggressive Allocation Portfolio, Crossings Conservative Allocation Portfolio, Crossings Conservative-Plus Allocation Portfolio, Crossings Moderate Allocation Portfolio and Crossings Moderate-Plus Allocation Portfolio are hereby removed.

3.	Name Changes. The names of the EQ/Evergreen Omega Portfolio and EQ/Van Kampen Mid Cap Growth Portfolio shall be changed to EQ/Wells Fargo Advantage Omega Growth Portfolio and EQ/Morgan Stanley Mid Cap Growth Portfolio, respectively.

4.	Schedule A. Schedule A to the Agreement, which sets forth the compensation to be paid by the Trust to AXA Equitable for services rendered pursuant to the Agreement, is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 12 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE LIFE INSURANCE COMPANY

By:		By:
	Brian Walsh Chief Financial Officer and Treasurer		Steven M. Joenk Senior Vice President

SCHEDULE A

AMENDMENT NO. 12

MUTUAL FUNDS SERVICE AGREEMENT

Fees and Expenses

Trust Administration, Accounting and Compliance Fees

Portfolio(s)	Fee
All Portfolios (except as noted below)

0.12% of the first $3 billion;

0.11% of the next $3 billion;

0.105% of the next $4 billion;

0.10% of the next $20 billion; and

0.0975% thereafter, (based on average daily net assets) plus $30,000 per Portfolio.

All Asset Allocation Portfolio EQ/Franklin Templeton Allocation Portfolio	0.15% of the average daily net assets plus $35,000 per Portfolio.

EQ/AXA Franklin Small Cap Value Core Portfolio EQ/Franklin Core Balanced Portfolio EQ/Global Multi-Sector Equity Portfolio EQ/Mutual Large Cap Equity Portfolio EQ/Templeton Global Equity Portfolio	0.15% of each Portfolio’s average daily net assets plus $35,000 for each Portfolio and $35,000 for each allocated portion of a Portfolio.

EQ/Equity Growth PLUS Portfolio

EQ/Global Bond PLUS Portfolio

EQ/International Core PLUS Portfolio

EQ/Large Cap Core PLUS Portfolio

EQ/Large Cap Growth PLUS Portfolio

EQ/Large Cap Value PLUS Portfolio

EQ/Mid Cap Value PLUS Portfolio

EQ/Quality Bond PLUS Portfolio

(collectively, the “PLUS Portfolios”)

0.15% of each PLUS Portfolio’s average daily net assets, plus $35,000 for each PLUS Portfolio and $35,000 for each allocated portion of a PLUS Portfolio.

AXA Balanced Strategy Portfolio

AXA Growth Strategy Portfolio

AXA Conservative Growth Strategy Portfolio

AXA Conservative Strategy Portfolio

AXA Moderate Growth Strategy Portfolio

(collectively, the “AXA Strategic Allocation Portfolios”)

0.15% of each AXA Strategic Allocation Portfolio’s average daily net assets plus $35,000 per Portfolio.

AXA Tactical Manager 500 Portfolio-I, II, III

AXA Tactical Manager 2000 Portfolio-I, II, III

AXA Tactical Manager 400 Portfolio-I, II, III

AXA Tactical Manager International Portfolio-I, II, III

(collectively, the “Tactical Manager Portfolios”)

0.15% of the average daily net assets of each Tactical Manager Portfolio’s average daily net assets plus $35,000 per Portfolio, plus $35,000 for each allocated portion of the Portfolio.

ATM Core Bond Portfolio ATM Intermediate Government Bond Portfolio	[TBD] [TBD]